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                                                                EXHIBIT 10.19.1

                           [UNION BANK LETTERHEAD]


May 24, 1996


Mr. Bob Blanton, Chief Financial Officer
Keystone Automotive Industries, Inc.
700 East Bonita Avenue
Pomona, California 91767

Dear Bob:

Union Bank has approved an extension of the expiration of Keystone Automotive's revolving line of credit through August 1, 1997. The amendment supporting the renewal is to follow. Included in the amendment will be the normal fee associated with a renewal of this nature.

I look forward to working with you and the success of the company's IPO. Please call me if there is anything else I can do.

Sincerely,

/s/ Todd M. Richey

Todd M. Richey
Assistant Vice President